Exhibit 10.13

THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of February 7, 2020 (the “Effective Date”) by and between KRE JAG ONE UPLAND VENTURE LLC, a Delaware limited liability company (“Seller”) and CC ONE UPLAND, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.    Seller and Buyer entered into that certain Membership Interest Purchase and Sale Agreement, dated as of January 3, 2020, as amended by that certain First Amendment to Membership Interest Purchase and Sale Agreement (the “First Amendment”), dated as of January 24, 2020, as further amended pursuant to that certain Second Amendment to Membership Interest Purchase and Sale Agreement, dated as of January 30, 2020 (the “Second Amendment”) (collectively, as the same may be further amended, supplemented and/or modified from time to time, the “Purchase Agreement”), with respect to the purchase and sale of one hundred percent (100%) of the Interests of KRE JAG One Upland Owner LLC, a Delaware limited liability company, as more particularly described in the Purchase Agreement.

B.    Pursuant to the Second Amendment, the parties hereto agreed to extend the Due Diligence Period under Purchase Agreement solely with regard to certain specified matters more particularly set forth therein, which extended the Due Diligence Period to 5:00 p.m. Pacific time, on February 7, 2020.

C.    The parties hereto desire to modify the matters which are the subject of Buyer’s continued due diligence investigations and further extend the Due Diligence Period solely with respect to the Modified Extended Diligence Matters (as hereinafter defined) to February 14, 2020.

D.    Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth in this Amendment.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Defined Terms. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.    Due Diligence Period. Pursuant to Section 2 of the Second Amendment, the Due Diligence Period is set to expire on 5:00 p.m (Pacific Time) on February 7, 2020 with regard to the Extended Diligence Matters (as such term is defined in the Second Amendment). Notwithstanding the foregoing, Buyer has requested a further extension of the Due Diligence

Period solely as it relates to Buyer’s further investigation of (i) the Town of Norwood’s proposed installation of a traffic stop light located at or near the Property, and the costs associated therewith, and (ii) Seller’s or Property Owner’s compliance with that certain Order of Conditions of Massachusetts Department of Environmental Protection (collectively, the “Modified Extended Diligence Matters”). Accordingly, the parties hereto agree that the Due Diligence Period under the Purchase Agreement shall be extended solely as it pertains to the Modified Extended Diligence Matters until 5:00 p.m. (Pacific Time) on February 14, 2020, and that Buyer, by its execution hereof, hereby waives any and all rights to terminate the Purchase Agreement pursuant to Section 2.5 thereof as to all matters other than the Modified Extended Diligence Matters.

3.    Post-Closing 40B Obligations. Buyer and Seller agree to cooperate and work with the Massachusetts Housing Partership Fund Board (“MHP”) to determine the parties’ respective post-closing reporting obligations under that certain First Amended and Restated Chapter 40B Regulatory and Affordable Housing Agreement for Limited Dividend Organizations, dated October 25, 2017, and to subsequently amend the Purchase Agreement to include such post-closing obligations and time frames for compliance therewith.

4.    Full Force and Effect. Except as expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect.

5.    Counterparts. This Amendment may be executed in two or more fully or partially executed counterparts (including PDF), each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

SELLER:	KRE JAG ONE UPLAND VENTURE LLC,
a Delaware limited liability company

	By:	/s/ Michael Friedland
	Name:	Michael Friedland
	Title:	Vice President

[Signature Page – Third Amendment to Membership Interest Purchase and Sale Agreement]

BUYER:	CC ONE UPLAND, LLC,
a Delaware limited liability company

	By:	Cottonwood Communities O.P., LP,
a Delaware limited liability company, its Sole Member

		By:	Cottonwood Communities, Inc.,
a Maryland corporation, its General Partner

			By:	/s/ Enzio A. Cassinis
			Name:	Enzio A. Cassinis
			Title:	CEO and President

[Signature Page – Third Amendment to Membership Interest Purchase and Sale Agreement]